UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2023

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	B	New York Stock Exchange

Introductory Note

As previously disclosed on June 5, 2023, Barnes Group Inc. (“Barnes”) entered into a Stock Purchase Agreement (the “Agreement”) with MB Aerospace Group Holdings Limited (“Seller”), a Cayman Islands limited company.  Pursuant to the Agreement, subject to the terms and conditions set forth therein, Barnes agreed to acquire MB Aerospace, a leading provider of precision aero-engine component manufacture and repair services serving major aerospace and defense engine OEMs, tier 1 suppliers, and MRO providers by acquiring all the issued and outstanding capital stock of MB Aerospace Holdings Inc. (the “Company”), a Delaware corporation, along with such entity’s subsidiaries, for cash (the “Transaction”).  The Transaction is more fully described in Item 2.01 below.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2023 (the “Closing Date”), Barnes entered into a Credit Agreement (the “Credit Agreement”) among Barnes, Barnes Group Switzerland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland (“Barnes Switzerland”), Barnes Group Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany (“Barnes Germany” and, together with Barnes and Barnes Switzerland, the “Borrowers”, and each individually, a “Borrower”), the issuing banks, lenders and other parties party thereto, and Bank of America, N.A., as administrative agent, as collateral agent and as swingline lender, which provides for senior secured financing of $1,650.0 million, consisting of a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $650.0 million and a revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”) in an aggregate principal amount of up to $1,000.0 million, including a letter of credit sub-facility of up to $50.0 million.

Proceeds of the loans borrowed under the Senior Facilities on the Closing Date were used to fund, in part, the transactions contemplated by the Agreement, including the consummation of the Transaction, the repayment in full of the Closing Date Refinancing (as defined below), and to pay related fees and expenses. As of the Closing Date, the Revolving Credit Facility had outstanding borrowings in an aggregate principal amount of approximately $698 million. Proceeds of any loans under the Revolving Credit Facility borrowed after the Closing Date will be used for general corporate purposes.

The Senior Facilities are guaranteed by each of Barnes’ wholly owned domestic subsidiaries and are secured by substantially all assets of Barnes and of each subsidiary guarantor, in each case subject to certain exceptions.

Borrowings under the Senior Facilities bear interest at a rate per annum equal to, at Barnes’ option, either Term SOFR (subject to a 0.00% floor) or ABR, in each case plus an applicable margin of (i) in the case of borrowings under the Term Loan Facility, 3.00% for Term SOFR loans and 2.00% for ABR loans and (ii) in the case of borrowings under the Revolving Credit Facility, initially, 2.375% for Term SOFR loans and 1.375% for ABR loans. The applicable margin for borrowings under the Revolving Credit Facility varies depending on Barnes’ total net leverage ratio. Barnes is also required to pay a commitment fee initially equal to 0.35% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility varies depending on Barnes’ total net leverage ratio.

The Term Loan Facility matures on the seven-year anniversary of the Closing Date and amortizes in equal quarterly installments, starting with the first full fiscal quarter after the Closing Date, of 0.25% of the initial principal amount. The Revolving Credit Facility matures on the five-year anniversary of the Closing Date. In addition, Barnes is required to prepay outstanding loans under the Term Loan Facility, subject to certain exceptions, with up to 50% of Barnes’ annual excess cash flow (as defined under the Credit Agreement) in excess of the greater of $50,000,000 and 15.0% of LTM Adjusted Consolidated EBITDA (as defined in the Credit Agreement) as of the applicable time, and  with up to 100% of the net cash proceeds of certain recovery events and non-ordinary course asset sales (which percentages vary depending on Barnes’ first lien secured net leverage ratio).

Barnes may generally prepay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, subject to customary “breakage” costs with respect to Term SOFR loans. Prepayments of the Term Loan Facility in connection with certain “repricing events” resulting in a lower yield occurring at any time during the first six months after the Closing Date must be accompanied by a 1.00% prepayment premium.

The Revolving Credit Facility requires that Barnes maintain a maximum total net leverage ratio, as defined in the Credit Agreement, initially of 5.50 to 1.00 as of the last day of each fiscal quarter for which financials have been (or were required to be) delivered, commencing with the first full fiscal quarter after the Closing Date, stepping down to 4.00 to 1.00 over time.  For material acquisitions in certain circumstances, such ratio may be increased by up to 0.50 to 1.00.  The Revolving Credit Facility also requires that Barnes not permit the interest coverage ratio as of the last day of any test period to be less than 3.00 to 1.00.

The Senior Facilities contain certain affirmative and negative covenants that limit the ability of Barnes, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

The Senior Facilities contain certain events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities.

The foregoing description of the Credit Agreement and the Senior Facilities is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On August 31, 2023, pursuant to the terms of the Agreement, Barnes completed the Transaction. The Transaction values the Company at approximately $740 million, on an enterprise value basis and subject to customary and specified closing adjustments, as set forth in the Agreement.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.  A copy of the Agreement was filed as Exhibit 2.1 to Barnes’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2023, and the terms of the Agreement are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2023, Barnes issued a press release announcing completion of the Transaction.  A copy of the press release is furnished herewith as Exhibit 99.1.  The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Prepayment of Certain Indebtedness

On the Closing Date, Barnes prepaid all loans outstanding and terminated all commitments under, and terminated, (i) that certain First Lien Credit Agreement, dated as of January 22, 2018, entered into by and among MB Aerospace Intermediate Inc., MB Aerospace Holdings II Corp., the guarantors from time to time party thereto, the lending institutions from time to time party thereto, Royal Bank of Canada, as administrative agent, collateral agent and a lender; (ii) that certain Second Lien Credit Agreement, dated as of January 22, 2018, entered into by and among MB Aerospace Intermediate Inc., MB Aerospace Holdings II Corp., the guarantors from time to time party thereto, the lending institutions from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent; (iii) that certain Facility Agreement, by and between MB Aerospace Holdings I Limited and HSBC UK Bank plc, dated as of October 8, 2020 and (iv) that certain Facility Agreement, by and between MB Aerospace Holdings I Limited and HSBC UK Bank plc, dated as of April 8, 2022, in each case, as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.  Immediately prior to such repayment, approximately $414 million in aggregate principal amount of loans were outstanding thereunder.

In addition, on the Closing Date, Barnes prepaid all revolving loans outstanding under, and terminated, its Sixth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated as of February 10, 2021 (as amended by that certain LIBOR Transition Amendment, dated as of October 11, 2021, that certain Amendment No. 1 to Credit Agreement, dated as of April 6, 2022, that certain Amendment No. 2 to Credit Agreement, dated as of June 5, 2023 and that certain Amendment No. 3 to Credit Agreement, dated as of June 22, 2023), by and among BGI, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.  Immediately prior to such repayment, approximately $503 million in aggregate principal amount of revolving loans were outstanding thereunder.

Further, on the Closing Date, Barnes prepaid $100 million in aggregate principal amount of its 3.97% senior notes due 2024 (the “Existing Notes”), constituting all of the Existing Notes issued pursuant to that certain that certain Note Purchase Agreement, dated as of October 15, 2014 (as amended by the First Amendment to Note Purchase Agreement, dated as of October 8, 2020 and as amended by the Second Amendment to Note Purchase Agreement, dated as of June 5, 2023), by and among BGI and each of the purchasers party thereto from time to time, at a prepayment price equal to 100% of the aggregate principal amount of the Existing Notes  prepaid, plus a make-whole payment and accrued and unpaid interest thereon to, but excluding, the prepayment date, in accordance with the optional prepayment provisions contained in the Note Purchase Agreement.

Barnes refers herein to each of the prepayments of indebtedness described under this Item 8.01 as the “Closing Date Refinancing.”

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statement of businesses or funds acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed..

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description of Exhibit

2.1*
Stock Purchase Agreement, dated as of June 5, 2023, by and among MB Aerospace Group Holdings Limited, MB Aerospace Holdings Inc., and Barnes Group Inc. (incorporated by reference to Exhibit 2.1 to Barnes’ Current Report on Form 8-K filed with the SEC on June 5, 2023)

10.1
Credit Agreement, dated as of August 31, 2023, among Barnes, Barnes Group Switzerland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland, Barnes Group Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, Bank of America, N.A., as Administrative Agent, as Collateral Agent and as Swingline Lender, and each Issuing Bank and Lender party thereto from time to time.

99.1	Press Release of Barnes Group Inc., dated as of August 31, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and attachments have been omitted and will be furnished to the SEC supplementally upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “expect,” “plan,” “strategy,” “estimate,” “project,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our ability to successfully close and integrate and achieve anticipated synergies associated with recently announced and future acquisitions, including the acquisition of the Company described herein; risks associated with international sales and operations, including with respect to the forecasted growth of the Company’s businesses; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. Barnes assumes no obligation to update our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2023	BARNES GROUP INC.
(Registrant)

By	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, General Counsel